EXHIBIT 23

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by Reference in the Registration Statement on Form S-8 (File No. 333-109617) of Energas Resources, Inc. of our report dated June 7, 2007 related to the financial statements which appear in Energas Resources, Inc. Form 10-KSB/A for the year ended January 31, 2007.



/s/ Murrell, Hall, McIntosh & Co., PLLP

Murrell, Hall, McIntosh & Co., PLLP
Oklahoma City, Oklahoma
March 28, 2008